Exhibit 10.10.7

PAETEC CORP.

2001 STOCK OPTION AND INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

PAETEC Corp. (the “Company”) hereby grants stock units for shares of the Class A Common Stock, par value $0.01 per share, of the Company (the “Shares”) to the Grantee named below, subject to the vesting conditions set forth below and in the attached term sheet. Additional terms and conditions of the grant are set forth in this cover sheet, in the attached term sheet and in the PaeTec Corp. 2001 Stock Option and Incentive Plan (as amended from time to time, the “Plan”). Capitalized terms that are used, but not defined, in this cover sheet or the attached term sheet have the meanings ascribed to such terms in the Plan.

Grant Date:                          , 200

Vesting Start Date:                          , 200

Name of Grantee:

Number of Shares Covered by Grant:

Purchase Price per Share: $0.00

By signing this cover sheet, you agree to all of the terms and conditions described in this cover sheet, in the attached term sheet and in the Plan, a copy of which is also attached. You acknowledge that you have carefully reviewed the Plan and agree that the Plan will control in the event any provision of this Agreement (as defined in the attached term sheet) should appear to be inconsistent.

(Grantee)	Keith M. Wilson
Executive Vice President

Attachment

This is not a share certificate or a negotiable instrument.

PAETEC CORP.

2001 STOCK OPTION AND INCENTIVE PLAN

Restricted Stock Units/ Nontransferability	This grant is an award of stock units for the number of Shares set forth on the cover sheet subject to the vesting conditions described below (“Restricted Stock Units”). Your Restricted Stock Units may not be sold, assigned, pledged, hypothecated or otherwise transferred, whether by operation of law or otherwise, nor may the Restricted Stock Units be made subject to execution, attachment or similar process.

Vesting

Your right to the Shares under this Grant vests as to 100% of the total number of Shares covered by this Grant, as shown on the cover sheet, on the fourth anniversary of the Vesting Start Date (the “Vesting Date”), provided you then continue in Service.

Your right to the Shares under this Grant shall become 100% vested upon your termination of Service, if your Service terminates as a result of your death or “permanent and total disability,” within the meaning of Section 22(e)(3) of the Code (“Disability”). No Shares will vest after your Service has terminated for any reason other than as a result of your death or Disability.

Forfeiture of Unvested Shares	In the event that your Service terminates for any reason other than your death or Disability, you will forfeit to the Company all of the Shares subject to this Grant that have not yet vested.

Delivery

Upon the vesting of the Restricted Stock Units hereunder, the Company will issue to you a share certificate for the Shares to which such vested Restricted Stock Units relate. You will have no further rights with regard to a Restricted Stock Unit once the Shares related to such Restricted Stock Units has been issued.

Notwithstanding the preceding paragraph, if the Shares would otherwise be delivered to you during a period in which you are: (i) subject to a lock-up agreement restricting your ability to sell Shares in the open market or (ii) restricted from selling Shares in the open market because you are not then eligible to sell under the Company’s insider trading or similar plan as then in effect (whether because a trading window is not open or you are otherwise restricted from trading), delivery of the Shares will be delayed until the first date on which you are no longer prohibited from selling Shares due to a lock-up agreement or insider trading or similar plan restriction, but in any event no later than the last day of the calendar year in which the Shares otherwise would have been delivered.

Market Stand-off Agreement	In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933 (the “Securities Act”), including the Company’s initial public offering, you agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any Shares without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or the underwriters (not to exceed 180 days in length plus any customary “booster” period).

Investment Representation	You hereby agree and represent, as a condition of this Grant of Restricted Stock Units, that the securities represented hereby are being acquired for investment, and not with a view to the sale or distribution thereof.

Transfer of Shares	Until such time as the Company becomes a reporting company under the Securities Exchange Act of 1934 or any corresponding provision of any successor statute (the “Exchange Act”) with respect to any class of its securities, you may not sell, assign, pledge, hypothecate, transfer by gift or otherwise dispose of Shares acquired under this Grant, except pursuant to transfers back to the Company, transfers by will or the laws of descent and distribution, or transfers by gift or domestic relations order to “family members” as defined in Rule 701 under the Securities Act of 1933.

Withholding Taxes	You agree, as a condition of this Grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the delivery of Shares acquired under this Grant. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the delivery of Shares arising from this Grant, the Company will have the right to require such payments from you or to withhold such amounts from other payments due to you from the Company or any Affiliate.

Retention Rights	This Agreement does not give you the right to be retained by the Company (or any Affiliate) in any capacity. The Company (and any Affiliates) reserve the right to terminate your Service at any time and for any reason.

Shareholder Rights	You do not have any of the rights of a stockholder with respect to the Restricted Stock Units unless and until the Shares relating to the Restricted Stock Units have been delivered to you. You will, however, be entitled to receive, upon the Company’s payment of a cash dividend on outstanding Stock, a cash payment for each Share subject to this Award as of the record date for such dividend equal to the per-share dividend paid on the Stock.

Adjustments	Your Restricted Stock Units will be subject to the terms of any agreement of merger, liquidation, reorganization or similar event if the Company becomes subject to such agreement or event in accordance with the terms of the Plan.

Forum Selection	At all times each party hereto (1) irrevocably submits to the exclusive jurisdiction of any New York court or Federal court sitting in New York; (2) agrees that any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be heard and determined in such New York or Federal court; (3) to the extent permitted by law irrevocably waives (i) any objection such party may have to the laying of venue of any such action or proceeding in any of such courts, or (ii) any claim that such party may have that any such action or proceeding has been brought in an inconvenient forum; and (4) to the extent permitted by law irrevocably agrees that a final nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this section entitled “Forum Selection” shall affect the right of any party hereto to serve legal process in any manner permitted by law.

Legends

All certificates representing the Shares issued in connection with this Grant shall, where applicable, have endorsed thereon the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND FORFEITURE PROVISIONS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION OR QUALIFICATION THEREOF UNDER SUCH ACT AND SUCH APPLICABLE STATE OR OTHER JURISDICTION’S SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.”

Applicable Law	This term sheet and the cover sheet to which it is attached (together with any schedules and exhibits attached hereto or thereto, this “Agreement”) will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan

The text of the Plan is incorporated in this Agreement by reference. Capitalized terms that are used, but not defined, in this Agreement have the meanings ascribed to such terms in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Grant. Any prior agreements, commitments or negotiations concerning this Grant are superseded.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

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